Exhibit (k)(3)

March 7, 2018

State Street Bank and Trust Company

Channel Center, Mailstop CCB6E

1 Iron Street

Boston, MA 02210

Attention: Brett Fernquist, Managing Director

Re:	NEXPOINT DISCOUNT YIELD FUND AND NEXPOINT REAL ESTATE STRATEGIES FUND (each a “Trust” and collectively, the “Trusts”)

Ladies and Gentlemen:

Please be advised that each Trust has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

The parties hereto acknowledge and agree that previously the Trusts were inadvertently added to the incorrect sub-administration and accounting agreement via a letter agreement dated June 7, 2016.

The parties hereto further acknowledge and agree that in accordance with Section 18, the Additional Trusts provision, of the intended Master Sub-Administration Agreement dated as of January 7, 2013 by and among State Street Bank and Trust Company (“State Street”) and NexPoint Advisors, L.P. (the “Administrator”) (as amended, modified, or supplemented from time to time, the “Agreement”), by this letter the Administrator hereby requests that, effective June 7, 2016, State Street act as Sub-Administrator with respect to each Trust under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to State Street, as of June 7, 2016 and the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Administrator and retaining one for your records.

Also, attached for your records is a revised copy of the Schedule A to the Agreement, which reflects the above-referenced changes.

Sincerely,

NEXPOINT ADVISORS, L.P.
BY: NEXPOINT ADVISORS GP, LLC, ITS GENERAL PARTNER

By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Secretary

Information Classification: Limited Access

Information Classification: Limited Access

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Effective Date: June 7, 2016

Information Classification: Limited Access

Information Classification: Limited Access

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Trusts

NexPoint Credit Strategies Fund

NexPoint Discount Yield Fund

NexPoint Real Estate Strategies Fund

Information Classification: Limited Access

Information Classification: Limited Access